EXHIBIT 99.1

Ralph Lauren Corporation Provides Update on COVID-19 Response Initiatives

NEW YORK— March 31, 2020 — Ralph Lauren Corporation (NYSE: RL), a global leader in the design, marketing and distribution of premium lifestyle products, shares details of its COVID-19 response initiatives to date. This update covers support for the Company’s multiple stakeholders, including our teams, consumers, partners, communities and shareholders.

“The health and safety of our teams, customers and communities come first, and our thoughts are with the many impacted by this global pandemic. As we navigate the evolving impacts of COVID-19, we are addressing the acute crisis while ensuring that the strength of our global business endures over the long-term, as it has for more than 50 years,” said Patrice Louvet, President & CEO. “In this challenging global context, we will prioritize the areas where we can have the greatest impact. Our Purpose will continue to guide our every action, and although much uncertainty remains, we are confident in our ability to get through this period successfully.”

Giving Back

As announced on March 26, 2020, in response to COVID-19, the Ralph Lauren Corporate Foundation, formerly known as the Polo Ralph Lauren Foundation, is committing $10 million to help our teams, our partners and our communities impacted by the novel coronavirus pandemic.

The Ralph Lauren Corporate Foundation’s commitment of $10 million will:
•	Provide financial grants through the Emergency Assistance Foundation for Ralph Lauren colleagues facing special circumstances like medical, elder care or childcare needs;
•	Contribute to the World Health Organization COVID-19 Solidarity Response Fund, a global effort supporting countries to prevent, detect and respond to the pandemic;
•
Build on our 20-year commitment to cancer care through our Pink Pony Fund by supporting our long-standing network of international cancer institutions that are caring for people with cancer who are especially vulnerable at this time; and

•	Commit an inaugural gift to the Council of Fashion Designers of America (CFDA) / Vogue Fashion Fund for COVID-19 relief to support the American fashion community impacted by the pandemic.

In addition, the Ralph Lauren Corporation is starting the production of 250,000 masks and 25,000 isolation gowns for donation with our U.S. manufacturing partners.

Supporting Our Teams

The Company has taken action to mitigate risk and provide its teams with enhanced resources and support amid the COVID-19 pandemic, applying insights and learnings from its experience in China, which is now beginning to stabilize. As part of this, Ralph Lauren has directly enlisted a medical expert from WorldClinic, Inc., to help guide decision-making. Measures implemented include imposing temporary closure of stores and distribution centers; a global freeze on business travel; deep cleanings and sanitization across retail, distribution and corporate offices; and the activation of remote working across impacted corporate office locations. Additionally, Ralph Lauren teams are provided access to regularly updated resources, tools and trainings on topics including wellness and remote working. Employees worldwide also have free access to employee assistance programs that provide legal, financial, parenting, elder care, childcare and mental health support.

Managing Our Operations

Following temporary closures of our offices, stores and fulfillment centers around the world, Ralph Lauren will continue to assess its operations on a location by location basis – heeding the advice of local governments and global health organizations to determine when to return each location to business.

During the temporary closure of its North American and European distribution centers, the Company conducted extensive deep cleanings and implemented enhanced health and safety protocols, including social distancing on-site and staggered work shifts and break schedules. Distribution center operations will re-open on April 1, 2020, at which time Ralph Lauren will resume normal shipping of digital and select wholesale orders.

As this dynamic situation develops, the Company will continue to monitor and evaluate the impacts of the pandemic outbreak on its operations, and it may take additional measures as and when it is deemed appropriate.

Maintaining Financial Strength

Ralph Lauren Corporation’s balance sheet remains strong, with $1.9 billion in cash and short- and long-term investments at the end of its third quarter of Fiscal 2020, a strong investment-grade credit rating and access to capital, coupled with strong operating cash flow generation during normal operations.

The Company has also taken additional pre-emptive actions to preserve cash and strengthen its liquidity while navigating the evolving global pandemic, including:
•	Carefully managing its expense structure across all key areas of spend, reducing or delaying capital expenditures and aligning inventories to anticipated demand;
•	Drawing down $475 million from the Company’s Global Credit Facility to bolster cash balances;
•	Halting any incremental share repurchases during the COVID-19 crisis, having completed its repurchase program in Fiscal 2020, consistent with guidance provided last year; and
•	Pausing all non-critical capital build-out and reviewing all real estate projects.

As the situation continues to unfold, the Company plans to provide an update on the operational and financial impacts of the COVID-19 outbreak on its fourth quarter Fiscal 2020 earnings call.

ABOUT RALPH LAUREN
Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in five categories: apparel, footwear & accessories, home, fragrances and hospitality. For more than 50 years, Ralph Lauren’s reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company’s brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps and Club Monaco, among others, constitute one of the world’s most widely recognized families of consumer brands. For more information, go to https://corporate.ralphlauren.com.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, and oral statements made from time to time by representatives of the Company, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, earnings, and citizenship and sustainability goals and are indicated by words or phrases such as "anticipate," "outlook," "estimate," "expect," "project," "we believe," "can," "will," and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: disruption to capital markets; the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy; our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories; our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence; our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to competitively price our products and create an acceptable value proposition for consumers; the impact to our business resulting from changes in consumers' ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory; our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term; the impact to our business resulting from potential costs and obligations related to the early closure of our stores or termination of our long-term, non-cancellable leases; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the potential impact to our business resulting from the imposition of additional duties, tariffs, taxes, and other charges or barriers to trade, including those resulting from current trade developments with China and the related impact to global stock markets, as well as our ability to implement mitigating sourcing strategies; the impact to our business resulting from the United Kingdom's exit from the European Union and the uncertainty surrounding its future relationship with the European Union, including trade agreements, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor, including wages, healthcare, and other benefit-related costs; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including business disruptions in Hong Kong resulting from ongoing protests and political unrest; the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible; the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, such as severe weather, geological events, and epidemic diseases such as the coronavirus outbreak, and other catastrophic events; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, tax obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors' expectations; our ability to maintain our credit profile and ratings within the financial community; our intention to introduce new products or brands, or enter into or renew alliances; changes in the business of, and our relationships with, major department store customers and licensing partners; our ability to achieve our goals regarding environmental, social, and governance practices; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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